Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of EDAC Technologies Corporation on Form S-8 of our report dated March 14, 2008, appearing in the Annual Report on Form 10-K of EDAC Technologies Corporation for the year ended December 29, 2007.
/s/ Carlin, Charron & Rosen LLP
Glastonbury, Connecticut
August 1, 2008